Exhibit 10.38

                                    SUBLEASE

     SUBLEASE, dated as of December 20, 2000, between INTERNATIONAL PAPER COMPANY, a New York corporation having a principal office at Two Manhattanville Road, Purchase, New York 10577 (the "Sublessor") and SIMIONE CENTRAL, a Georgia corporation having a principal office at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (the "Sublessee").


                              W I T N E S S E T H:

WHEREAS, Sublessor leases certain premises within the building located at 3585 Engineering Drive in the City of Norcross, GA (the "Building"), including therein approximately 19,704 rentable square feet on the third floor as shown outlined in red on the floor plan attached hereto as Exhibit "A" (the
"Premises"), pursuant to a Agreement of Lease (the "Original Lease") dated December 25, 1995, First Amendment to Lease Dated March 6, 1996 and Second Amendment to Lease dated June 3, 1996 (collectively the "Lease") by and between Technology Park/Atlanta, Inc., as landlord (the "Landlord"), and Union Camp Corporation (predecessor by merger to Sublessor), as tenant. A true, correct and complete copy of the Lease is attached hereto as Exhibit "B".

WHEREAS, Sublessee desires to sublet the Premises and Sublessor is willing to sublet the same on the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained to be performed by each of the parties, it is hereby agreed:

1.   TERM
     ----

The term (the "Term") of this Sublease shall commence on January 15, 2001 (the "Commencement Date") and expire at 10:59 p.m. on August 30, 2006 or such earlier date on which this Sublease may be terminated pursuant to the terms hereof or under applicable law.

2.   RENTAL
     ------

2.1 Fixed Rent Sublessee covenants and agrees to pay to Sublessor at the office of Sublessor or at such other place as Sublessor may designate, fixed annual rent ("Fixed Rent"), in advance commencing on March 1, 2001 and continuing thereafter on the first day of each month during the Term without notice or demand and without abatement, deduction or set-off of any amount whatsoever. Payment for partial months during the Term shall be prorated on daily basis, based on a thirty (30)-day month. The first month's Fixed Rent shall be paid upon Sublessor's execution of this Sublease. The Fixed Rent shall be as follows:



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Period                     Annual Rent                        Monthly Rent
------                     -----------                        ------------
3/1/01-2/28/02             $364,524.00                        $30,377.00
3/1/02-2/28/03             $375,460.00                        $31,288.00
3/1/03-2/29/04             $386,724.00                        $32,227.00
3/1/04-2/28/05             $398,325.00                        $33,194.00
3/1/05-2/28/06             $410,275.00                        $34,190.00
3/1/06-8/31/06             $211,292.00                        $35,215.00

2.2  Additional Rent
     ---------------

(a) Sublessee shall pay to Sublessor at the office at Sublessor or at such other place as Sublessor shall designate, without notice or demand and without abatement, deduction or setoff, as additional rent, an amount equal to its proportionate share of increases over base year operating expenses for the Building, included but not limited to, real estate taxes and insurance as defined in Article 3 of the Original Lease. For purposes of this Section, the base year shall be 2001 and Sublessee's proportionate share of increases shall be 20.31% which is 43.48% of Sublessor's share based upon the 19,704 rentable square feet for the Premises divided by the 45,314 rentable square feet leased by Sublessor pursuant to the Second Amendment to the Lease.

(b) In the event Sublessor shall be charged for any other Landlord services that may be imposed pursuant to the Lease, Sublessee covenants and agrees to pay all such amounts to Sublessor.

(c) The sums payable pursuant to this Paragraph 2.2 ("Additional Rent") shall be paid within ten (10) days following receipt of an invoice from Sublessor setting forth the amounts then due by Sublessor to Landlord. Sublessor shall furnish Sublessee with copies of all statements received from Landlord in connection with any such charges.

2.3 Security Deposit At the time of the execution of this Sublease, the Sublessee shall pay to Sublessor Ninety-One Thousand One Hundred Thirty-One Dollars and 00/100 ($91,131.00) for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after legal proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security shall be returned to Sublessee after the date fixed as the end of the Sublease and after delivery of


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entire possession of the Premises to Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

3.   CONDITION OF PREMISES
     ---------------------

(a) Sublessee represents that it has made a thorough examination and inspection of the Premises and is familiar with the condition thereof. Sublessee agrees that it enters into this Sublease without any representations, warranties or statements by Sublessor, its agents, representatives, employees, servants, brokers or any other person as to the present or future condition of the Premises, or the use that may be made of the Premises or any improvements thereon or the Building.

(b) It is further agreed that Sublessee shall accept the Premises "as is" in their condition on the Commencement Date, and Sublessor shall have no obligation to improve or alter the Premises for Sublessee's use. Sublessor shall have no liability by reason of the condition of the Premises, including but not limited to any defect or any limitation on its use.

4.   APPLICABLE ARTICLES
     -------------------

4.1 Sublessor leases the Premises to Sublessee upon all of the terms and conditions of the Lease and Sublessee accepts this Sublease subject to such terms and conditions. Sublessee hereby assumes and agrees to perform, observe and comply with all of the terms and conditions of the Lease, and the terms of the Lease are incorporated by reference herein, as if Sublessor were the "Landlord" thereunder and Sublessee were the "Tenant" thereunder, except as otherwise expressly provided herein or to the extent the terms of the Lease are inconsistent with the express terms of this Sublease. All of the rights and obligations conferred and imposed by the Lease upon Sublessor, as tenant thereunder, are hereby conferred and imposed upon Sublessee with respect to the Premises and all of the rights conferred by the Lease upon Landlord, as landlord thereunder, are hereby conferred upon Sublessor with respect to the Premises, except as otherwise expressly provided herein or to the extent the terms of the Lease are inconsistent with the express terms hereof.

4.2 Notwithstanding the foregoing, the following provisions of the Original Lease shall not be incorporated by reference in this Sublease: Articles 1, 2.1, 3.7, 10.1, 11, 22; and Paragraph 3 (Rent Schedule) of the First and Second Amendments to Lease. The following sections of the Original Lease shall be incorporated by reference as modified in the manner set forth below:

          (i) With respect to Article 3.2, Sublessee's proportionate share of Operating Expenses for the Building shall be 20.31% (43.48% of Sublessor's proportionate share of 46.27% pursuant to Paragraph 4 of the Second Amendment to the Lease).



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

          (ii) With respect to Article 9.4, all insurance policies obtained by Sublessee shall name Landlord and Sublessor, as well as all of other entities specified in such article, as additional insureds.

          (iii) With respect to Article 9.5, Sublessee hereby releases both Landlord and Sublessor from liability and shall cause its insurance policies to so provide.

          (iv) With respect to Articles 10.2 and 10.4, "Lessor and Lessee" as used therein shall mean "Landlord and Sublessor".

          (v) With respect to Article 28, Sublessor shall deliver to Landlord Sublessee's request to include Sublessee's name in the Directory Board of the Building.

          (vi) With respect to Article 33.2, Sublessee shall be entitled to the use of 79 parking spaces.

4.3 In any case where the Landlord reserves the right to enter the Premises, said right shall inure to the benefit of the Landlord as well as to Sublessor.

4.4 (a) Notwithstanding anything to the contrary in this Sublease or the Lease, Sublessor shall not be obligated to perform, and shall not be liable for the performance or default by Landlord of, any of the obligations of Landlord under the Lease. Sublessee shall have no claim against Sublessor by reason of any default upon the part of Landlord. Sublessor shall have no obligation at any time to render any services to Sublessee or to the Premises of any nature whatsoever or to expend any money for the Premises, including but not limited to, preservation, reconstruction or repair of the Premises. Sublessee agrees to look solely to Landlord for the performance of any obligations by Landlord or the furnishing of any services to which Sublessor may be entitled under the Lease. If Landlord fails to perform an obligation or provide a service which Landlord is required by the Lease to perform or provide, then Sublessor's sole obligation is to cooperate with Sublessee, and to use reasonable efforts, without, however, incurring any liabilities or expenses, by taking whatever action shall be reasonably required, to enforce for the benefit of Sublessee the obligations of Landlord to Sublessor under the Lease insofar as they relate to the Premises. All reasonable out-of-pocket expenses of Sublessor arising from Sublessor's action taken pursuant to the preceding sentence shall be reimbursed by Sublessee. By virtue of this subsection, in connection with the incorporation by reference of the Lease the term "Landlord" shall be deemed, for the purposes of this Sublease, to mean "Sublessor shall use reasonable efforts, without, however, incurring any liabilities or expenses, to cause Landlord" whenever such a modification is required so that an incorporated provision reflects the agreement of the parties hereto as expressed in this paragraph. Nothing herein


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

contained shall be deemed to authorize Sublessee to represent Sublessor in connection with any suit or claim by or against Landlord.

(b) Sublessee shall indemnify and hold Sublessor harmless from and against any and all loss, cost, damages, claims, demands, liabilities and expenses whatsoever (including, without limitation, reasonable attorneys' fees and expenses) arising out of, and shall reimburse Sublessor within ten (10) days from written demand for all out-of-pocket expenses incurred by Sublessor in, attempting to obtain the performance of Landlord's obligations for the benefit of Sublessee.

4.5 Sublessee agrees not to do or suffer or permit anything to be done which would (a) violate any term or condition of the Lease; (b) cause the Lease to be terminated or forfeited; (c) violate any certificate of occupancy affecting the Premises; (d) increase the insurance premiums or result in the cancellation of insurance covering the Premises; or (e) violate any laws, statutes, ordinances, rules, orders or regulations.

4.6 In connection with any alterations (as defined in Article 10 of the Original Lease) desired to be made by Sublessee, the terms of Articles 10.2, 10.3 and
10.4 shall be applicable to this Sublease. The Sublessee shall also obtain the Sublessor's prior written consent to the making of any alterations, changes or additions, notwithstanding the cost thereof. Sublessor agrees, subject to the Lease, to consider such request concurrently with the Landlord, provided Sublessee makes concurrent requests for such consent to Landlord and to Sublessor. Sublessee shall, provided Landlord cooperates with Sublessee, contact Landlord directly for the Landlord's consent, if required. In securing Sublessor's consent to such alterations, changes or additions, Sublessee shall only be required to submit to Sublessor those plans, specifications and information also submitted to Landlord to secure its consent. Nothing contained herein shall relieve Sublessee from the obligation to obtain Landlord's consent with respect to any such alterations, changes or additions as provided in the Lease.

4.7 Except as otherwise expressly provided herein, in order to enable Sublessor to comply with the Lease, Sublessee shall perform all applicable terms, covenants and conditions of the Lease at least seven (7) days prior to the date for compliance provided in the Lease, except where the date of compliance provided in the Lease is five (5) days then Sublessee shall perform all applicable terms, covenants and conditions at least two (2) days prior to such date for compliance. If Sublessee shall default in the performance of any of its obligations under this Sublease, other than its obligation to pay rent to Sublessor, Sublessor, without being under any obligation to do so and without thereby waiving such default, shall have the right, upon reasonable notice (except in an emergency or where delay could result in a default under the Lease), to cure such default for the account and at the expense of Sublessee without prior notice in the case of emergency and, in all other cases, upon five
(5) days' written notice by Sublessor to Sublessee. Sublessor shall have the right to enter the Premises at such times as may be reasonably necessary to exercise its right to cure Sublessee's defaults as provided above.



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

4.8 Sublessee shall promptly furnish Sublessor with copies of all notices relating to the Premises which Sublessee shall receive from Landlord, and Sublessor shall promptly furnish Sublessee with copies of all notices relating to the Premises which Sublessor receives from Landlord.

4.9 Sublessee agrees that in each instance where a provision of the Lease (as incorporated by reference herein) requires the consent or approval of Landlord, whether prior to Sublessee taking any action or otherwise, it shall be a condition precedent to the taking of such action or otherwise that the prior written consent or approval of both Landlord and Sublessor shall have been obtained. Sublessee agrees that Sublessor shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required, other than (a) the transmission by Sublessor to Landlord of Sublessee's request for such consent or approval and (b) Sublessor's cooperation with Sublessee to obtain such approval or consent provided that such cooperation does not require Sublessor to pay any sum or incur any expense or to make any material performance or undertaking. Sublessor shall not be required to give any consent or approval provided for hereunder because Landlord has given consent or approval with respect to the same matter. Sublessor's refusal to consent to or approve any matter or thing, whenever Sublessor's consent or approval is required hereunder, shall be deemed reasonable, if, Landlord's consent is also so required and Landlord has refused to give such consent or approval.

4.10  Wherever in the Lease a time is specified  within which the Landlord  must
(a) give notice or make a demand following an event, (b) respond to any notice, request, or demand previously given or made by the tenant thereunder, (c) exercise any right, remedy, or option, or (d) comply with any obligation, such time is hereby changed (only for the purpose of this Sublease) by adding five
(5) business days to the time set forth in the Lease. The foregoing provisions are intended to provide that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option exercised by Sublessor within the time limits relating thereto contained in the Lease.

5.  NOTICES
    -------

All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Sublease shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, directed to the other party at the address set forth below, or to such other address as the party may indicate by written notice to the other party. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax, on the next day following the day on which such fax


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was sent,  provided that a copy if also sent by one of the other permitted means of giving notice.

       If to Sublessor:            International Paper Company
                                   3 Paragon Drive
                                   Montvale, NJ 07645
                                   Attn:  Real Estate Division
                                   Fax No.:  (201) 307-4790

       If to Sublessee:            Simione Central
                                   _____________________________
                                   _____________________________
                                   Attn:  ______________________
                                   Fax No.: ____________________

Either party may, by notice in writing, direct that future notices or demands be sent to a difference address.

6.   COVENANTS OF SUBLESSEE
     ----------------------

6.1  The Premises may be used only for the purposes specified in the Lease.

6.2 Sublessee agrees to indemnify and hold Sublessor, its agents, employees and officers, and their successors and assigns, harmless from and against all actions, claims, demands, judgments, damages, liabilities, costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any violation caused or suffered by Sublessee, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of this Sublease or the Lease, to the extent incorporated by this Sublease, or arising out of or incurred, from and after the Commencement Date of this Sublease on account of any acts or omissions of Sublessee, its agents, contractors, customers, servants, employees or invitees occurring in, on or about the Premises. In case any action or proceeding is brought against Sublessor by reason of any of the above, Sublessor shall give written notice thereof to Sublessee, and Sublessee shall resist or defend such action by counsel reasonably satisfactory to Sublessor at the sole cost and expense of Sublessee. Sublessor shall cooperate in Sublessee's defense, at Sublessee's sole cost and expense. If Sublessee fails to resist or defend the same, Sublessor may do so or may, after notice to Sublessee, compromise the same, and, in such event, Sublessee shall pay Sublessor as additional rent hereunder all payments made by and expenses and reasonable attorneys' fees and disbursements of Sublessor. The obligations of Sublessee pursuant to this paragraph 6 shall survive the expiration or other termination of this Sublease.



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

7.  LANDLORD'S CONSENT
    ------------------

This Sublease is subject to and conditioned upon the written consent of the Landlord to this Sublease. In the event that Sublessor is unable to obtain the consent within thirty (30) days after the execution and delivery of this Sublease, then either party, by written notice to the other given at any time after said thirty (30) days (but no later than sixty (60) days) and prior to the granting of such consent, may terminate and cancel this Sublease and thereupon neither party shall have any further obligations hereunder.

8.  QUIET ENJOYMENT
    ---------------

Sublessor covenants that Sublessee, on paying the rent and performing all the terms, covenants and conditions of this Sublease, may peacefully and quietly have, hold and enjoy the Premises for the Term, free from any hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof.

9.  WAIVER OF SUBROGATION
    ---------------------

Each party agrees to use its best efforts to include in each of their insurance policies a waiver of the insurer's right of subrogation against the other party. If such waiver shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy.

10.  FURNITURE AND FURNISHINGS
     -------------------------

10.1 Sublessor shall sell to Sublessee the existing office furniture and work stations at $750.00 per unit as specified in Exhibit "C" attached hereto.

11.  BROKERAGE
     ---------

Sublessor and Sublessee each represents that they have dealt with no other real estate broker in connection with this transaction except Carter and Associates (Sublessor's Broker) and Ackerman & Co. (Sublessee's Broker), and Sublessor agrees to pay a commission to the Sublessor's Broker pursuant to a separate agreement between them. Sublessor's Broker shall pay any commission due to Sublessee's Broker. Each party hereto agrees to indemnify and save the other harmless against any claims, losses or damages resulting from any breach of its representations hereunder.

12.  SUCCESSORS AND ASSIGNS
     ----------------------

This Sublease shall be binding upon, and inure to the benefit of, the successors and assigns (to the extent permitted) of Sublessor and Sublessee.



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13.  IMPROVEMENT AND ARCHITECTURAL ALLOWANCE
     ---------------------------------------

Sublessor shall contribute an amount not to exceed One Hundred Eighteen Thousand Two Hundred Twenty-Four and 00/100 ($118,224.00) towards Sublessee's renovations of the Premises (which shall include but not be limited to architectural and construction management fees). The above amount shall include Thirty-Six Thousand Four Hundred Fifty-Two and 00/100 ($36,452.00) for Sublessee's purchase of furniture. Sublessee shall be paid in full within thirty (30) days after receipt by Sublessor of: (i) evidence, satisfactory to Sublessor, of the completion of the renovations; (ii) identification of all contractors and material suppliers who have supplied labor or materials in connection with Sublessee's work; (iii) invoices marked paid from all contractors and materials suppliers identified pursuant to clause (ii); and (iv) lien waivers from all contractors and material suppliers identified in clause (ii). Sublessee will comply with the provisions of the Lease and Landlord's building regulations including, but not limited to, the execution of lien waivers by Sublessee's contractors. Sublessor shall have no obligation to pay any portion of its contribution at any time that Sublessee is in default under this Sublease. Sublessee's renovations are subject to the approval of Landlord and Sublessor pursuant to the Lease, which consent shall not be unreasonably withheld.

14.  ENVIRONMENTAL MATTERS
     ---------------------

(a) Sublessee represents, warrants and covenants to Sublessor that it and its agents, servants, employees, contractors and anyone acting on its behalf will not use, store, generate or dispose of "Hazardous Materials" (as hereinafter defined) in, on, under or about the Premises. Sublessee shall give Sublessor prompt notice of the existence or discovery of the presence or contamination of the Premises with Hazardous Materials. In the event Sublessee or any of its agents, servants, employees, contractors or anyone acting on its behalf violates the foregoing provision, Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all damages, claims, injuries, cost and liability arising therefrom or related thereto, including all costs of clean-up. The clean-up and disposal of such Hazardous Materials, including required air monitoring and documentation, shall be performed by Sublessee at its sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances. Sublessor shall have the right, but not the obligation, to review and monitor any such clean-up and disposal by Sublessee. Within forty-five (45) days following the clean-up of any Hazardous Materials, Sublessee shall furnish to Sublessor Hazardous Materials manifests and records which document transport and disposal of such material.

(b) As used herein, the term "Hazardous Material(s)" means any chemical, substance or material or combination thereof, which (i) is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, toxic material, or contaminant under any Environmental Law, (ii) is a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) is hazardous to human health or safety or the environment due to its toxicity, corrosivity, flammability, explosivity, infectiousness, radioactivity, carcinogenicity or reproductive toxicity, or (iv) is regulated pursuant to any Environmental Law.



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

15.  TERMINATION OF LEASE; SUBORDINATION; ATTORNMENT
     -----------------------------------------------

15.1 If for any reason the Lease is terminated prior to the expiration date of this Sublease, this Sublease shall be deemed to terminate immediately prior thereto. Sublessor shall have no liability to Sublessee by reason of any termination of the Lease unless such termination was caused by a default of Sublessor as tenant thereunder.

15.2 Sublessee acknowledges that this Sublease is subject and subordinate to the Lease and, to the extent that the Lease is also subject and subordinate to the below-described instruments, this Sublease shall be subject and subordinate to all ground and underlying leases and all mortgages which might now or hereafter affect the Lease, the leasehold estate thereby created or the real property of which the Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Sublessor shall have the right to modify the Lease without Sublessee's prior consent, provided, that if the modification in question would materially affect any right or obligation of Sublessee hereunder or would materially affect the Premises, then such modification shall not be effective against Sublessee without Sublessee's prior written consent.

15.3 If the Lease should be terminated prior to the expiration date thereof, then at the option of Landlord, Sublessee shall attorn to and recognize Landlord as Sublessee's landlord hereunder and Sublessee shall promptly execute and deliver any instrument which Landlord may reasonably request to evidence such attornment. In such event, Landlord shall not (i) be liable for any previous act or omission of Sublessor hereunder, (ii) be subject to any offset which theretofore accrued, (iii) be bound by any previous modification hereof or any previous prepayment of more than one (1) month's rent hereunder, without written consent of Landlord in each case.

16.  ASSIGNMENT AND SUBLEASING
     -------------------------

Sublessee shall have no right to assign this Sublease or sublet all or any portion of the Premises, or permit the same to be used by any person or entity other than Sublessee.

17.  DEFAULT BY SUBLESSEE
     --------------------

(a) If Sublessee fails to perform any of the terms, covenants and agreements of this Sublease, including, but not limited to, the payment of any rent or any additional rent, or if any event of default as described in the tenant default sections of the Lease shall occur and such default shall not have been remedied within five (5) days after written notice from Landlord or Sublessor (a "Sublessee Default"), Sublessor, in addition to the remedies given in this Sublease or under law or in equity, may do any one or more of the following:

          (i) terminate this Sublease, at which time Sublessee shall surrender the Premises to Sublessor;

          (ii) enter and take possession of the Premises either with or without process of law and remove Sublessee, with or without having terminated this Sublease; and

          (iii) alter locks and other security devices at the Premises.

(b) Sublessee waives any and all claims for damages incurred by reason of Sublessor's reentry, repossession, or alteration of locks or other security devices and for damages lawfully incurred by reason thereof. If Sublessor terminates this Sublessee or ends Sublessee's right to possess the Premises because of a Sublessee Default, Sublessee shall be liable for any rent and any additional rent due hereunder, for the remainder of the term of this Sublease had there been no Sublessee Default, as well as any and all costs incurred by Sublessor in enforcing its remedies hereunder.

(c) Sublessee hereby waives the service of any notice of intention to re-enter or to institute legal proceedings which may otherwise be required to be given under any present or future law. Sublessee, on Sublessee's own behalf and on behalf of all persons claiming through or under Sublessee, including all creditors, does further hereby waive any and all rights which Sublessee and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Sublease, after (i) Sublessee shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Sublessor, or (iii) any expiration or termination of this Sublease and the term hereof, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words "re-enter", "re-entry" and "re-entered" as used in this Sublease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Sublessee or any persons claiming through or under Sublessee, of any term, covenant or condition of this Sublease on Sublessee's part to be observed or performed, Sublessor shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Sublease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Sublessor from invoking any other remedy allowed at law or in equity. (d) No surrender of possession of the Premises, or any part thereof, or the surrender of the remaining term of this Sublease, shall release Sublessee from any of its obligations hereunder unless accepted and agreed to by Sublessor in writing. The receipt and retention by Sublessor of any rent or any additional rent due hereunder from anyone other than Sublessee, or with Sublessor's knowledge of any breach of any covenant, agreement, term or provision shall not be deemed a waiver of the breach by Sublessee of any covenant, agreement, term or provision of this Sublease, or as a release of Sublessee from the further keeping, observance or performance by Sublessee of the covenants, agreements, terms, provisions and conditions of this Sublease.

18.  INSURANCE
     ---------

Sublessee shall, at its sole cost and expense, obtain and keep in effect during the term of this Sublease a policy of public liability insurance in accordance with Article 9.3.2 of the Original Lease which policy shall name Landlord and Sublessee as additional insureds. Prior to the commencement of the term of this Sublease, Sublessee shall provide to Sublessor certificates evidencing such insurance. Any such insurance required under this Sublease shall provide that it cannot be cancelled nor the coverage limits changed without first giving thirty
(30) days prior written notice to Landlord and Sublessor. No such cancellation, modification or change shall affect Sublessee's obligation to maintain the insurance coverage required by this Sublease. Sublessee shall be responsible for payment of any and all deductibles from insured claims under its policies. The coverage afforded under any insurance policy obtained by Sublessee pursuant to this Sublease shall be primary coverage regardless of whether or not Landlord and Sublessor have any similar coverage. Sublessee shall not proceed under this Sublease until evidence of such insurance has been delivered to Landlord and Sublessor. During the performance of this Sublease, Sublessee shall provide Landlord and Sublessor, within five (5) days after each renewal, with evidence of renewal of such insurance. Sublessee may not self-insure any of the insurance coverage required by this Sublease without prior written consent of Landlord and Sublessor. The maintenance of such insurance shall not in any way limit the liability of Sublessee to Landlord and Sublessor under the Sublease.

19.  INTEGRATION
     -----------

This Sublease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

20.  MEMORANDUM OF LEASE
     -------------------

Neither Sublessor nor Sublessee shall execute or record a memorandum of this Sublease without the consent of Sublessor and Landlord.

IN WITNESS WHEREOF, Sublessor and Sublessee have hereunto set their hands on said day and year first above written.

WITNESS:                   INTERNATIONAL PAPER COMPANY


/s/ Allen J. Gordon        By:  /s/
-------------------             -------------------------------------


WITNESS:                   SIMIONE CENTRAL


/s/ Dennis Brauckman       By:  /s/ Kathryn B. McClellan
--------------------            -------------------------------------
                                SVP Corporate Relations

                                   EXHIBIT "A"
                                   -----------

                           Floor Plan of the Premises

                                   EXHIBIT "B"
                                   -----------

                    Lease Agreement dated December 29, 1995,
                  First Amendment to Lease dated March 6, 1996
                and Second Amendment to Lease dated June 3, 1996

                                   EXHIBIT "C"
                                   -----------

                            Furniture and Furnishings


46 - cubicles
6 - furnished office suites
86 - chairs
10 - bookshelves

1350368

International Paper
3585 Engineering Drive
Norcross, Georgia  30092


Re: Sublease dated as of ______________ between ______________ ("Tenant"), as sublandlord, and _______________ ("Subtenant"), as subtenant

Gentlemen:

     Metropolitan Life Insurance Company ("Landlord") hereby consents to the subletting of approximately _____ square feet of office space (the "Sublet Space") in the building (the "Building") known as Technology Park and located at 3585 Engineering Drive, Norcross, Georgia by Tenant to Subtenant pursuant to the referenced sublease (the "Sublease"), a copy of which is annexed hereto, and further consents to the use and occupancy of the Sublet Space for general office use and for no other purpose such consent being such to and upon the following terms and conditions:

1. Nothing contained herein shall operate as a consent or approval or ratification by Landlord to or of any of the provisions of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease.

2. Nothing contained herein shall be construed to modify, waive or affect (i) any of Tenant's obligations under the lease (the "Lease") between Tenant and Landlord with respect to the Sublet Space or (ii) any rights or remedies of Landlord thereunder or otherwise.

3. Nothing contained herein shall be construed to waive any present or future breach or default on the part of Tenant under the Lease or to enlarge or add to Landlord's obligations, or Tenant's rights, under the Lease or otherwise. In case of any conflict between any of the provisions of the Lease or this Consent and the provisions of the Sublease, the provisions of the Lease and this Consent shall prevail unaffected by the Sublease.

4. Landlord's consent hereunder is not assignable or transferable to any other or further subletting or assignment.

5. Neither the Sublease nor Landlord's consent hereunder shall release or discharge Tenant from any liability or obligation under the Lease, and Tenant shall remain liable and responsible for the full performance and observance of all of the provisions of the Lease on the part of Tenant to be performed or observed. Any breach or violation of any provision of the Lease (whether by act or by omission) by Subtenant shall be deemed to be and shall constitute and default by Tenant in fulfilling such provisions, and, in such event, Landlord may exercise its rights and remedies under the Lease in the case of such a default.

6. The Sublease may not be changed or modified without the prior written consent of Landlord thereto in each instance and Landlord shall not be bound by any change or modification to the Sublease made without the prior written consent of Landlord.

7. Nothing herein shall be deemed to constitute the consent of the Landlord of any work, improvements, changes, alterations or additions to be performed in the Sublet Space by Tenant or Subtenant and any work, improvements, changes, alterations or additions to be so performed shall be subject to all of the terms, covenant, conditions and provisions of the Lease.


                             Metropolitan Life Insurance Company
                             By:  SSR Realty Advisors, Inc.,
                                     as investment advisor



                             By:____________________________
                                  Name:
                                  Title:



                                       2

1350369